UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 28, 2026
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matter to a Vote of Security Holders
Jacobs Solutions Inc. (“the Company”) held its Annual Meeting of Shareholders (the "Annual Meeting”) on January 28, 2026. At the Annual Meeting, shareholders voted on three proposals that are described in detail in the proxy statement for the Annual Meeting. Shareholders (i) elected ten directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2027 Annual Meeting of Shareholders; (ii) approved, on an advisory basis, the Company’s executive compensation; and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2026.
The total number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 118,088,311, of which 104,035,217 shares, or 88.09%, were present in person, via the virtual meeting platform, or by proxy, constituting a quorum.

The final voting results for each of the proposals properly submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.
Proposal No. 1: Election of Directors

	For	Against	Abstain
Robert V. Pragada	90,213,355	2,297,150	62,332
Louis V. Pinkham	92,400,278	98,151	74,408
Priya Abani	92,361,569	123,743	87,525
Diane M. Bryant	92,425,240	77,118	70,479
Michael Collins	92,067,819	429,428	75,590
Manny Fernandez	91,225,557	987,658	359,622
Mary M. Jackson	92,079,399	409,880	83,558
Georgette D. Kiser	89,761,763	2,741,095	69,979
Robert A. McNamara	90,885,131	1,612,141	75,565
Julie A. Sloat	91,709,865	510,089	352,883

There were 11,462,380 broker non-votes in the election of directors.

Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
88,531,750	3,148,090	892,997

There were 11,462,380 broker non-votes on the proposal.

Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 2, 2026

For	Against	Abstain
97,496,534	6,406,592	132,091
There were no broker non-votes on the proposal.

Item 8.01	Other Events
Changes to Committee Composition
Effective as of January 29, 2026, the following changes were made to the composition of the Committees of the Board:
•Audit Committee: (i) Mss. Diane Bryant and Julie Sloat were added as members of the Committee and (ii) Ms. Priya Abani and Mr. Michael Collins no longer serve as members.
•Human Resource and Compensation Committee: (i) Mr. Peter Robertson retired from the Board and will no longer serve as Chair or a member of the Committee, (ii) Mr. Collins has succeeded Mr. Robertson as Chair, (iii) Mss. Abani and Bryant were added as members, and (iv) Ms. Sloat no longer serves as a member.
•Sustainability and Risk Committee: (i) Mr. Robertson retired from the Board and will no longer serve as a member of the Committee and (ii) Mr. Collins was added as a member.
Dividend
On January 29, 2026, the Board declared a quarterly cash dividend payable to shareholders in the amount of $0.36 per share of the Company’s common stock, which represents a 12.5% increase in the quarterly dividend. This dividend will be paid on March 20, 2026 to shareholders of record as of the close of business on February 20, 2026. Future dividend payments are subject to review and approval by the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 3, 2026

JACOBS SOLUTIONS INC.

By:	/s/ Venk Nathamuni
Venk Nathamuni
President
Chief Financial Officer
(Principal Financial Officer)